PRICING SUPPLEMENT NO. 44                                      Rule 424(b)(3)
DATED: October 6, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 11/3/97    Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 11/3/2017

Option to Extend Maturity:         No  [x]

                                   Yes [_]   Final Maturity Date:


                                          Optional              Optional
                     Redemption           Repayment             Repayment
Redeemable On        Price(s)             Date(s)               Price(s)
-------------        ----------           ----------            ----------

*                    N/A                  N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.20%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:

[_]         Commercial Paper Rate                 Minimum Interest Rate:

[_]         Federal Funds Rate                    Interest Reset Date(s):

[_]         Treasury Rate                         Interest Reset Period:

[_]         LIBOR Reuters                         Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------------

* Commencing November 3, 1998 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 3rd, commencing December 3, 1997.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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